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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Vista Medical Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VISTA MEDICAL TECHNOLOGIES, INC.
2101 Faraday Avenue
Carlsbad, CA 92008

May 7, 2004

To the Stockholders of
    VISTA MEDICAL TECHNOLOGIES, INC.

        You are cordially invited to attend the Annual Meeting of the Stockholders of Vista Medical Technologies, Inc., to be held on Monday, May 24, 2004 at 10:00 a.m. at the Company's headquarters located at 2101 Faraday Avenue, Carlsbad, California.

        Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

        If you do not plan to attend the Annual Meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend in person the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

        We look forward to seeing you at the Annual Meeting.

Sincerely,

John R. Lyon, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

        In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

VISTA MEDICAL TECHNOLOGIES, INC.
2101 Faraday Avenue
Carlsbad, California 92008

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 24, 2004

To the Stockholders of
    VISTA MEDICAL TECHNOLOGIES, INC.

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Vista Medical Technologies, Inc. (the "Company") will be held at the Company's headquarters located at 2101 Faraday Avenue, Carlsbad, California on Monday, May 24, 2004 at 10:00 a.m. (the "Annual Meeting") for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

          1.     To elect two Class III directors for a term of three years or until their successors are duly elected and qualified. The Board of Directors has nominated the following persons for election at the Annual Meeting: James C. Blair and John R. Lyon.

          2.     As required by the Nasdaq Stock Market, to approve the issuance of the Company's Securities representing more than 20% of the outstanding shares of the Company's Common Stock, at a discount to the market price (the "Private Placement").

          3.     To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2004.

          4.     To approve the Company's name change to Vista Health Systems, Inc., or such other name as the Company's Board of Directors so determine (the "Name Change").

          5.     To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on March 29, 2004 are entitled to notice of and to vote at the Annual Meeting. The transfer books will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

        All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy will assist us in preparing for the Annual Meeting.

By Order of the Board of Directors

Stephen A. Gorgol Chief Financial Officer, Vice President of Finance and Secretary

Carlsbad, California
May 7, 2004

        YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

VISTA MEDICAL TECHNOLOGIES, INC.
2101 Faraday Avenue
Carlsbad, California 92008
(760) 603 - 9120

PROXY STATEMENT
For the Annual Meeting of Stockholders
To Be Held
May 24, 2004

        The enclosed proxy card ("Proxy") is solicited on behalf of the Board of Directors of Vista Medical Technologies, Inc., a Delaware corporation (the "Company" or "Vista"), for use at the annual meeting of stockholders to be held on May 24, 2004 (the "Annual Meeting"). The Board of Directors asks that you appoint its representatives as proxies to vote your shares at the Annual Meeting. The Annual Meeting will be held at 10:00 a.m. at the Corporate headquarters located at 2101 Faraday Avenue, Carlsbad, California. Stockholders of record on March 29, 2004 will be entitled to notice of and to vote at the Annual Meeting. Stockholders who hold shares of the company in "street name" may vote at the Annual Meeting only if they hold a valid proxy from their broker. These proxy solicitation materials were first mailed to stockholders on or about May 7, 2004.

        The mailing address of the principal executive office of the Company is 2101 Faraday Avenue, Carlsbad, California 92008.

PURPOSE OF THE MEETING

        The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders ("Notice"). Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION

VOTING

        On March 29, 2004, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 5,011,251 shares of the Company's common stock, par value $.01 (the "Common Stock"), were issued and outstanding, and 1,000,000 shares of the Company's Series A convertible preferred stock, par value $0.01, were outstanding. Each stockholder is entitled to one vote for each share of Common Stock or Series A convertible preferred stock held by such stockholder on March 29, 2004. Stockholders may not cumulate votes in the election of directors.

        Under Delaware law and the Company's Amended and Restated Certificate of Incorporation and Restated Bylaws, if a quorum exists at the meeting, (a) the nominees for director who receive the greatest number of votes cast will be elected to the Board of Directors; (b) the proposal to approve the Private Placement (described as Proposal Two) will be approved if it receives the affirmative vote of the majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting; (c) the proposal to approve the Name Change (described as Proposal Three) will be approved if it receives the affirmative vote of the majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting and (d) the proposal to ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2004 will be approved if it receives the affirmative vote of the majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no impact on the election of directors since they have not been cast in favor of or against any nominee, nor will they have any effect on the proposals to approve the Private Placement, the Name

Change and to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2004, since approval of these proposals is based solely on the number of votes actually cast.

        Stockholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers' shares of record who cause abstentions to be recorded at the meeting, will be included in the number of stockholders present at the meeting for purposes of determining whether a quorum is present.

PROXIES

        Stockholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers' shares of record who cause abstentions to be recorded at the meeting, will be included in the number of stockholders present at the meeting for purposes of determining whether a quorum is present.

        Stockholders may vote their shares by using the proxy card enclosed with this Proxy Statement. All proxy cards received by the Company which are properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. If a signed proxy card is received which does not specify a vote or an abstention, the shares represented by that proxy card will be voted for the nominees to the Board of Directors listed on the proxy card and in this Proxy Statement, for the approval of the Private Placement, for the approval of the Name Change and for the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2004. The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Chief Financial Officer of the Company at the Company's principal executive offices at 2101 Faraday Avenue, Carlsbad, California 92008, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

SOLICITATION

        The cost of soliciting proxies will be paid by the Company and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation material. Solicitation will be made primarily through the use of the mail but regular employees of the company may, without additional remuneration, solicit proxies personally by telephone or telegram. The Company has contracted with Equiserve Trust Company, N.A. ("Equiserve) to solicit proxies on the Board of Directors' behalf.

        The anticipated cost of the proxy distribution by Equiserve is approximately $4,000. Equiserve will mail a search notice to banks, brokers, nominees and street-name accounts to develop a listing of stockholders, distribute proxy material to brokers and banks for subsequent distribution to beneficial holders of stock, and solicit proxy responses from holders of the Company's Common Stock.

BOARD OF DIRECTORS

        The name, age and year in which the term expires of each member of the Board of Directors of the Company is set forth below:

Name	Age	Position	Term Expires on the Annual Meeting held in the Year
James C. Blair	65	Director	*
John R. Lyon	58	Director	*
Scott R. Pancoast	45	Director	2005
Larry M. Osterink	63	Director	2005
George B. DeHuff	50	Director	2006
Michael H. Owens	52	Director	2006

*
This director has been nominated for re-election at the Annual Meeting. If re-elected, this director's new term will expire at the annual meeting in 2007.

GENERAL

        The Company's Certificate of Incorporation, as amended, provides for a classified Board of Directors consisting of three classes of directors with three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. The Board currently consists of six persons. The class whose term of office expires at the Annual Meeting currently consists of two directors. Each director elected to this class will serve three years, expiring at the 2007 annual meeting of stockholders, or until his successor has been duly elected and qualified. Each of the nominees listed below is currently a director of the Company. Only directors who are members of the class of directors whose term expires at the Annual Meeting will be elected at the Annual Meeting, and proxies cannot be voted for a greater number of directors than two.

NOMINEES FOR THE TERM ENDING AT THE 2007 ANNUAL MEETING OF STOCKHOLDERS

        Two directors are to be elected at the Annual Meeting for a three-year term ending in 2007. James C. Blair and John R. Lyon have been nominated for re-election to this class. Unless otherwise instructed, the persons named in the enclosed proxy intend to vote proxies received by them for the re-election of Dr. Blair and Mr. Lyon. The Company expects that Dr. Blair and Mr. Lyon will accept such nomination. In the event that either Dr. Blair or Mr. Lyon is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for a substitute nominee or nominees designated by the present Board of Directors. The term of office of the persons elected as directors will continue until such director's term expires in 2007 or until such director's successor has been elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

NOMINEES

        The following individuals have been nominated for election to the Board of Directors or will continue to serve on the Board of Directors after the Annual Meeting:

Business Experience of Incumbent Directors Nominated to Serve Terms Ending Upon the 2007 Annual Meeting of Stockholders

        JAMES C. BLAIR.    Dr. Blair has served as Chairman of the Board and a Director of the Company since July 1995. Dr. Blair has been a Managing Member of Domain Associates, L.L.C., a venture capital management company, since 1985, which manages and advises Domain Partners V, L.P., a shareholder of the Company. Dr. Blair is a graduate of Princeton University and holds MSE and Ph.D. degrees from the University of Pennsylvania.

        JOHN R. LYON.    Mr. Lyon co-founded the Company in July 1993 and has served as President since July 1993, as Chief Executive Officer since December 1996 and as a Director of the Company since July 1995. Prior to co-founding Vista Medical, Mr. Lyon served for three years with Cooper Companies, as President of the International Division within Cooper's Health Care Group from January 1991 through December 1992, and as President of Cooper Surgical, a manufacturer and distributor of minimally invasive surgical products, from January 1992 through January 1993. Mr. Lyon also was employed by Kaiser Aerospace in a business development role from February 1993 until Vista Medical was founded in July 1993. Mr. Lyon holds a B.A. from the University of Durham, United Kingdom.

Business Experience of Directors with Terms Ending Upon the 2005 Annual Meeting of Stockholders

        SCOTT R. PANCOAST.    Mr. Pancoast was elected a Director of the Company in March 2003, following the resignation of Nicholas Binkley. Mr. Pancoast has been the Executive Vice President of Western States Investment Group, a privately owned investment firm with a venture-capital focus, since 1994. Prior to Western States, he was Senior Vice President and a Director of National Sanitary Supply, where he founded and managed the company's Midwest Division. Mr. Pancoast was also Chief Financial Officer of National Sanitary Supply from 1986, when it went public, until 1988. Mr. Pancoast holds a B.A. in Economics from the University of Virginia and an MBA from Harvard Business School.

        LARRY M. OSTERINK.    Dr. Osterink has been a Director of the Company since July 1995. Dr. Osterink is President of Arts Attack, a private company supplying art curriculum to the educational market. From January 1998 to September 2001, he was Executive Vice President of Clinicon Corporation. From 1993 until 1998, Dr. Osterink served as President of Medical Optics Inc., a subsidiary of Kaiser Aerospace. From 1984 to 1992, Dr. Osterink was President of Kaiser Electro-Optics Inc. and from 1979 to 1984 he was General Manager of the Industrial Laser Division of SpectraPhysics Inc. Dr. Osterink graduated from Michigan State University and holds a Ph.D. in Electrical Engineering from Stanford University.

Business Experience of Directors with Terms Ending Upon the 2006 Annual Meeting of Stockholders

        GEORGE B. DEHUFF.    Mr. DeHuff has served as a Director of the Company since June 2001. Mr DeHuff was appointed President and Chief Executive Officer of BI Incorporated in May 2001. Prior to BI, Mr. DeHuff was President and Chief Executive Officer of Davita Inc. (formerly Total Renal Care) from 1999. From 1994 to 1999 Mr. DeHuff served in various senior executive capacities with American Medical Response, including President and Chief Executive Officer from 1997. From 1991 to 1994 Mr. DeHuff was President and Chief Executive Officer of LifeFleet, Inc. Mr. DeHuff holds an MBA from the University of Michigan-Ann Arbor.

        MICHAEL H. OWENS.    Dr. Owens is a physician executive with over 20 years of executive healthcare, managed care, physician practice management, marketing and strategic planning experience, as well as 15 years of clinical practice experience. Prior to joining Vista, Dr. Owens was President of Imhotep Health Systems, Inc., a healthcare and managed care consulting firm specializing in strategic business and clinical resource planning and implementation. His previous experience includes senior management roles with CIGNA HealthCare, the Watts Health Foundation and the U.S. Public Health Service. His professional certifications and memberships include Fellow, American College of Physician Executives; Diplomat, American College of Physician Executives; Diplomat, American Board of Quality Assurance and Utilization Review; and, Diplomat, American Board of Internal Medicine. He earned his MD degree from Yale University School of Medicine, his MPH in Hospital Administration from

Yale University School of Public Health and his AB degree Cum Laude with a major in Chemistry from Bowdoin College, Brunswick, ME. Dr. Owens completed his Hospital Administration Residency at Montefiore Hospital, in Bronx, NY, and his Internal Medicine Residency at the University of Washington in Seattle.

        There are no family relationships among any of the Company's directors or executive officers.

DIRECTOR NOMINATION

        Nominations by Board of Directors.    The Board of Directors has resolved that nominations to the Board shall be made by the independent members of the Board (the "Independent Members") rather than by a separate committee.

        Criteria for Board Membership.    In selecting candidates for appointment or re-election to the Board, the Independent Members consider the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seek to insure that at least a majority of the directors are independent under the rules of the Nasdaq Stock Market and that members of the Company's audit committee meet the requisite financial literacy and sophistication requirements. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company's business environment, and willingness to devote adequate time to Board duties.

        Stockholder Nominees.    The Independent Members will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Board of Directors c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company's common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption, "Stockholder Proposals for 2005 Annual Meeting" below.

        Process for Identifying and Evaluating Nominees.    The Independent Directors believe the Company is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Independent Directors will re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Independent Directors will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the Company and, if the Independent Directors deem appropriate, a third-party search firm. The Independent Directors will evaluate each candidate's qualifications and check relevant references; in addition, such candidates will be interviewed by at least one of the Independent Directors. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the Independent Directors will evaluate which of the prospective candidates is qualified to serve as a director and whether it should be recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the stockholders, as appropriate.

        The Company has never received a proposal from a stockholder to nominate a director. Although the Board of Directors has not adopted a formal policy with respect to stockholder nominees, the

Board of Directors expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.

        Board Nominees for the 2004 Annual Meeting.    Each of the nominees listed in this Proxy Statement are current directors standing for re-election.

BOARD COMMITTEES AND MEETINGS

        The Board of Directors held eight meetings during the fiscal year ended December 31, 2003 (the "2003 Fiscal Year"). The Board of Directors has an Audit Committee and a Compensation Committee. All of the Company's six directors attended or participated in 75% or more in the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served during the 2003 Fiscal Year. The Compensation Committee held five meetings during the 2003 Fiscal Year and acted by unanimous written consent five times during the 2003 Fiscal Year. The Audit Committee met four times during the 2003 Fiscal Year. The Board of Directors has determined that the following directors are independent under Nasdaq rules: Scott Pancoast, Larry Osterink, James Blair and George DeHuff.

        Audit Committee.    The Audit Committee currently consists of Mr. Pancoast and Dr. Osterink. Until his resignation from the Board on November 12, 2003, Mr. Holland was also a member of the Audit Committee. The Board has determined that all members of the Audit Committee are independent directors under the rules of the Nasdaq Stock Market and each of them is able to read and understand fundamental financial statements. The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing the compensation of the independent accountants to conduct the annual audit of our accounts, reviewing the scope and results of the independent audits, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the Company by its independent accountants. The Board of Directors has adopted a formal written charter for the Audit Committee.

        Compensation Committee.    The Compensation Committee currently consists of Dr Blair and Mr. DeHuff. The Board has determined that all members of the Compensation Committee are independent directors under the rules of the Nasdaq Stock Market. The Compensation Committee administers the Company's benefit plans, reviews and administers all compensation arrangements for executive officers, and establishes and reviews general policies relating to the compensation and benefits of our officers and employees.

        The Board of Directors does not have a nominating committee.

DIRECTOR COMPENSATION

        The Company reimburses its directors for all reasonable and necessary travel and other incidental expenses incurred in connection with their attendance at meetings of the Board. Under the Company's 1997 Stock Option/Issuance Plan, as amended (the "Plan"), which was adopted in February 1997 and amended in March and May 1997, and again in June 2001, beginning with the first Annual Meeting following the Company's initial public offering in July 1997, each non-employee director who is first elected to the Board will automatically receive an option to purchase 3,750 shares of Common Stock for the first year of the director's Board term and 1,250 shares of Common Stock for each additional year remaining on the director's Board term following the automatic option grant. Each director who is currently serving on the Board will receive an option to purchase 1,250 shares of Common Stock for each additional year for which he is elected as a director. Therefore, each of the nominees, if elected, will receive an option to purchase 1,250 shares of Common Stock for each additional year for which he is elected as a director. These options will have an exercise price equal to 100% of the fair market value of the Common Stock on the grant date. The grant of 3,750 shares will become exercisable in equal monthly installments over four years of Board service completed by the director following such grant, and the grants of 1,250 shares will become exercisable at the end of one year of Board service completed by the director following the date of grant. However, the shares will immediately vest in full upon changes in control or ownership of the Company or upon the optionee's death or disability.

        Under the Company's 1995 Stock Option Plan (the "Predecessor Plan"), each non-employee director received a fully vested option to purchase 1,125 shares of Common Stock in December 1996, and Mr. Lyon received an option to purchase 2,812 shares of Common Stock. The option grant to Mr. Lyon vested over five years from the date of grant.

COMMUNICATIONS WITH DIRECTORS

        Stockholders who wish to communicate with our Directors to report complaints or concerns related to accounting, internal accounting controls or auditing may do so using the Audit Committee procedures for the receipt of such communication, which we expect to put in place by the Annual Meeting. The procedures will allow submitting the complaint or concern either online or telephonically, with a more detailed description of the procedures to be provided on our website at www.vistamt.com once these procedures are implemented.

        The Company has a policy of encouraging all directors to attend the annual stockholder meetings. Five of our directors attended the 2003 annual meeting.

CODE OF ETHICS

        The Company has adopted a code of ethics that applies to all officers and employees, including its principal executive officer, principal financial officer and controller. This code of ethics is available on the Company's website at http://www.vistamt.com.

VOTING ARRANGEMENTS

        Pursuant to our Certificate of Designations of Series A Convertible Preferred Stock, filed with the state of Delaware on March 3, 2003, our outstanding shares of Series A Convertible Preferred Stock are subject to redemption by us upon the occurrence of certain events, generally beginning on March 3, 2004. In the event any shares of Series A Convertible Preferred Stock remain outstanding after March 27, 2004, the holders of such outstanding shares will have the right to elect the greater of (i) two directors of our Board of Directors or (ii) 25% of the total number of directors on the Board of Directors.

        Currently, all originally issued shares of Series A convertible preferred stock remain outstanding.

NOMINEES FOR THE TERM ENDING AT THE 2007 ANNUAL MEETING OF STOCKHOLDERS

        Two directors are to be elected at the Annual Meeting for a three-year term ending in 2007. James C. Blair and John R. Lyon have been nominated for re-election to this class. Unless otherwise instructed, the persons named in the enclosed proxy intend to vote proxies received by them for the re-election of Dr. Blair and Mr. Lyon. The Company expects that Dr. Blair and Mr. Lyon will accept such nomination. In the event that either Dr. Blair or Mr. Lyon is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for a substitute nominee or nominees designated by the present Board of Directors. The term of office of the persons elected as directors will continue until such director's term expires in 2007 or until such director's successor has been elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

VOTE REQUIRED

        Directors are elected by a plurality of votes cast. Votes withheld and broker non-votes are not counted toward a nominee's total.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        The Board of Directors unanimously recommends a vote FOR the two nominees listed above.

PROPOSAL NO. 2

AUTHORIZATION AND APPROVAL OF THE ISSUANCE OF COMMON STOCK
REPRESENTING MORE THAN 20% OF THE COMPANY'S OUTSTANDING SHARES

Background

        The Company is seeking to raise capital to fund operations, primarily to support the growth of the Company's Obesity Surgery Management Services business. The Company has engaged an investment bank, ViewTrade Financial (the "Placement Agent"), to represent it in this financing effort. The Company intends to sell common stock and warrants (at a discount to market price) representing more than 20% of its outstanding capitalization. The purpose of this Proposal No. 2 is to obtain stockholder approval for the contemplated financing.

        The Company has been presented with a specific financing proposal by the Placement Agent. This proposal is described below in detail under the heading "Private Placement." Although it appears that the Company will be able to complete a financing on the terms described under "Private Placement," it is possible that, due to market conditions or otherwise, the terms will have to be altered prior to closing of the financing. As a result, the Company is hereby seeking stockholder approval to complete a financing within specified parameters set forth under the heading "Financing Parameters" below. A vote in favor of Proposal No. 2 will authorize the Company to complete any financing within the parameters described under "Financing Parameters." The term "Private Placement," as used in this Proposal Two, refers to any financing within the Financing Parameters, including the specific proposal put forth by the Placement Agent as described below.

Private Placement

        Under the terms of the financing proposed by the Placement Agent, the Company will privately offer to selected qualified purchasers Units, each Unit consisting of one share of the Company's Common Stock (referred to as "Common Stock") and a Common Stock Purchase Warrant (each a "Warrant") to purchase one-half share of Common Stock. In order to participate in the Private Placement and purchase the Units, each purchaser shall be required to enter into a Subscription Agreement (each a "Subscription Agreement," and collectively, the "Subscription Agreements") with the Company. The Company expects to raise a minimum of $4,000,000 in the Private Placement prior to commissions and expenses. The Company has set a maximum limit in the Private Placement of $5,000,000. The consideration to be paid by the purchasers for each Unit is expected to be no less than $1.00, subject to market conditions (the "Unit Price") resulting in an expected sale of a minimum of 4,000,000 Units and a maximum of 5,000,000 Units.

        Each Warrant is expected to be exercisable for one half share of Common Stock at a per share exercise price of $1.50 per whole share.

        The Private Placement is expected to be consummated in one or more closings to occur no later than June 30, 2004. The Placement Agent will receive substantial fees in connection with a successful Private Placement. See "Placement Agent" below.

Financing Parameters

        This Proposal No. 2 seeks approval for the Private Placement as described herein and also seeks approval for the Company to complete a financing on terms different than the Private Placement as long as those terms fall within the parameters set forth below. Specifically, the stockholders are requested to approve completion of a financing that meets the following criteria:

Maximum Number of Shares to be Sold:	6,000,000 and warrants to purchase up to 3,000,000
Maximum Dollars to be Raised:	$5,000,000
Maximum Discount to Market for Sales:	50% for shares of common stock; 25% for exercise price of warrants
Timeframe for Completion:	Completed by September 30, 2004

        By voting in favor of Proposal No. 2, you are giving the Company the authority to complete a financing on the terms described above under "Private Placement," or under different terms within the ranges set forth in the criteria above.

Nasdaq Approval Requirement

        The Common Stock is listed on The Nasdaq SmallCap Market, which is governed by the rules of the National Association of Securities Dealers (the "NASD"). The NASD rules governing Nasdaq require shareholder approval of any issuance of securities that (i) will result in the issuance of shares representing 20% or more of the issuer's outstanding shares of common stock or voting power prior to the issuance of such securities, at a price per share below the greater of book value or market value of the issuer's common stock, or (ii) will result in a change of control of the issuer.

        Specifically, NASD Rule 4350(i)(1)(D) requires that the issuer of stock in a non-public offering secure shareholder approval prior to an issuance where (i) the securities issued are common stock or securities convertible into common stock, (ii) the price per share of the securities in the offering is less than the greater of book value or market value of the issuer's common stock, and (iii) the proposed issuance would result in the issuance of 20% or more of the common stock or voting power of the issuer before the issuance. In addition, NASD Rule 4350(i)(1)(B) requires that the issuer of stock secure shareholder approval prior to an issuance or potential issuance which will result in a change of control of the issuer.

        Assuming the sale of all Units, and further assuming the immediate exercise of all Warrants, the total number of shares of Common Stock issued by the Company would be well in excess of the 20% threshold, and potentially could exceed 50% of the currently issued and outstanding shares. Therefore, the Company's shareholders must vote in favor of this Proposal No. 2 in order for the Company to sell Units in the Private Placement.

Reasons for the Private Placement

        The Company intends that the net proceeds of the Private Placement and, if any, the additional proceeds to be received upon exercise of Warrants, will be used for development and expansion of the Company's Obesity Surgery Management Services business, including working capital, funding of anticipated operating losses, infrastructure development, expenses associated with marketing efforts and payment of corporate overhead. The Company could also use a portion of the net proceeds to invest in joint ventures or other collaborative arrangements, or to invest in or acquire products or services.

        The Board of Directors and management of the Company reviewed and considered numerous financing alternatives to the Private Placement. The Board of Directors has unanimously approved the Private Placement and has resolved that the Private Placement is in the best interests of the Company. In so doing, the Board considered a number of factors including:

  •
  the Company's inability to continue operations in the event the Private Placement is not consummated;

  •
  after an exhaustive search for capital, the unavailability of other alternatives to the Private Placement that could be consummated on the necessary time schedule; and

  •
  the substantial increase in the Company's working capital to be supplied by the proceeds from the Private Placement and the prospect that, as a result of the increase in working capital from the proceeds of the Private Placement, the Company will be able to expand its operations and hopefully improve its access to capital markets.

Nasdaq Delisting Notice

        The Company's Common Stock is currently listed for trading on the Nasdaq SmallCap Market. On March 1, 2004 the Company received a letter from Nasdaq stating the Company has failed to comply with the minimum $2.5 million stockholders' equity requirement for continued listing set forth in Marketplace Rule 4310(c)(2)(B) and that as a result, the Common Stock is subject to delisting from the Nasdaq SmallCap Market. The Company requested a hearing to appeal the delisting determination. On April 1, 2004 the Company had a hearing with the Nasdaq Listing Qualifications Panel and the Common Stock continued to trade on the Nasdaq SmallCap Market pending the Panel's determination. At the hearing, the Company's management presented to the Panel a plan to regain compliance with the Nasdaq continued listing requirements. This presentation focused primarily on the planned consummation of the Private Placement and the proceeds to be raised thereby.

        As of the filing of this proxy statement, the Company has not been notified by the Nasdaq Listings Qualifications Panel as to its request for relief from Nasdaq's minimum $2.5 million stockholders' equity requirement for continued listing set forth in Marketplace Rule 4310(c)(2)(B). The Company requested a 90 day period to regain compliance. Presently the delisting of the Company's Common Stock has been stayed pending a determination by the Nasdaq Listing Qualifications Panel.

        Although the Company hopes the Nasdaq Listing Qualifications Panel will delay the delisting for a period of time sufficient to complete a financing, no assurance can be given that the Company's request will be granted. Delisting could have an adverse effect on the price of the Common Stock.

        The Company has determined that it must raise at least the Minimum Amount to adequately fund its business and to regain compliance with the Nasdaq continued listing standards.

Summary of Terms of the Private Placement

Subscription Agreements

        In order to participate in the Private Placement and purchase the Units, each purchaser shall be required to enter into a Subscription Agreement with the Company. Pursuant to the terms and conditions of the Subscription Agreements, at the initial closing or any subsequent closing, the purchasers shall pay for and purchase Units. The initial closing of the sale of Units (the "Initial Closing") is scheduled to occur on May 25, 2004, if the Private Placement is approved.

        It is contemplated that there may be subsequent closings, each of which would be at the same terms, conditions and price as that of the initial closing, but all closings are expected to be completed by June 30, 2004.

        The issuance of Units will result in the Company issuing shares of Stock in excess of 20% of its total number of shares outstanding for a price per share less than the market value of the Common Stock, and may result in a change of control of the Company. As a result, the Company is seeking in this Proxy Statement approval to issue shares of Common Stock included in the Units and issuable upon the exercise of the Warrants for the purpose of complying with the NASD rules requiring approval of issuances of shares which (i) would constitute in excess of 20% of a company's currently outstanding common stock for a price less than the greater of book value or market value per share, or

(ii) will result in a change of control of the issuer. Until the Company obtains the shareholder approval contemplated by this Proposal 2, the Company cannot consummate the Private Placement.

Conditions to the Private Placement

        The consummation of the Private Placement is subject to the Company's receipt, at the Initial Closing, of executed Subscription Agreements that have been accepted by the Company to purchase Units with aggregate gross proceeds to the Company in an amount equal to at least $4,000,000, plus any such additional amounts, if any, required by the Nasdaq Listing Qualifications Panel.

        As of the filing of this proxy statement, the Company has not been notified by the Nasdaq Listings Qualifications Panel as to its request for relief from Nasdaq's minimum $2.5 million stockholders' equity requirement for continued listing set forth in Marketplace Rule 4310(c)(2)(B). The Company requested a 90 day period to regain compliance. Presently the delisting of the Company's Common Stock has been stayed pending a determination by the Nasdaq Listing Qualifications Panel.

Terms of the Warrants

        The Warrants are expected to have an initial exercise price per share equal to $1.50 and are exercisable for shares of Common Stock at any time on or before the fifth anniversary of the Initial Closing of the Private Placement. The Warrants may be exercised by the purchaser, in whole or in part, with the exercise price payable in cash to the Company The Warrants contain adjustment provisions upon the occurrence of stock splits, stock dividends, combinations, capital reorganizations, reclassifications, mergers or similar events affecting the Company's capital stock.

        If on any date after the later of (i) the effectiveness of the Registration Statement (as defined below), and (ii) the date on which the shareholder approval contemplated by this Proposal 2 is obtained, the closing price of the Common Stock, as quoted on the Nasdaq National Market, the Nasdaq SmallCap Market or the principal exchange on which the Common Stock is listed, or if not so listed then in the over-the-counter market as published in The Wall Street Journal, for 20 consecutive trading days equals at least $4.00 (subject to adjustment in the event of any subdivision, combination or reclassification affecting the Common Stock), the Company shall have the right, at its option and upon 30 days' written notice to the purchasers, to terminate or redeem the Warrants; provided that (i) the purchasers shall have the right to exercise the Warrants at any time prior to such termination, and (ii) the Registration Statement shall be effective at all times during such 30-day notice period. The purchasers shall have the right to exercise the Warrants until the termination of the 30-day notice period, provided that such 30-day notice period terminates prior to the fifth anniversary of the initial closing of the Private Placement. The foregoing provision is referred to herein as the "Forced Exercise" provision.

Use of Proceeds

        The Company intends that the net proceeds of the Private Placement and, if any, the additional proceeds to be received upon exercise of Warrants, will be used for development and expansion of the Company's Obesity Surgery Management Services business, including working capital, funding of anticipated operating losses, infrastructure development, expenses associated with marketing efforts and payment of corporate overhead. We could also use a portion of the net proceeds to invest in joint ventures or other collaborative arrangements, or to invest in or acquire products or services.

Registration

        The Company has agreed to file a registration statement (the "Registration Statement") within 30 days of the initial closing of the Private Placement covering the resale of the Common Stock and the Common Stock underlying the Warrants offered in the Private Placement. The Company has also agreed to use its best efforts to cause such Registration Statement to become effective as promptly as practicable and to remain effective until the first anniversary of the Closing (except as otherwise set forth above). Without limiting the foregoing, the Company will promptly respond to all SEC comments, inquiries and requests, and shall request acceleration of effectiveness at the earliest possible date. In the event a Registration Statement is not filed with the SEC within 30 days or is not declared effective within 120 days from the date of filing, then in such event a fee of 1% per month (or portion thereof) shall be assessed against the Company as a Default Payment and in favor of the holders of the Common Stock and Warrants for each such 30 day period until such time as the Registration Statement is declared effective.

        The expenses associated with such registration, other than the expenses of the purchasers' counsel and selling expenses (including broker's fees and commissions) will be borne by the Company. The Company has agreed to indemnify and hold harmless, to the extent permitted by law, the purchasers against any losses, claims, damages or liabilities, joint or several, to which such the purchasers may become subject, which arise out of or are based upon the registration or the Registration Statement or prospectus or preliminary prospectus or any amendment thereof or supplement thereto, other than certain losses, claims, damages or liabilities attributable to the purchasers.

Placement Agent

        In connection with the Private Placement, the Company has agreed to pay to the Placement Agent for its services as placement agent (a) a cash fee of eight percent (8%) of the proceeds raised in the Private Placement (b) a non-accountable expense cash fee of 2 percent (2%), not to exceed $80,000, of the proceeds raised in the Private Placement. In addition, upon each closing of the sale of Units, the Company will issue to the Placement Agent at a purchase price of $0.001 per warrant, warrants to purchase ten percent (10%) of the Units sold at such closing, such warrants to be exercisable at any time during the five (5) years from the date of first closing of the Private Placement at an exercise price equal to $1.20 per share of common stock.

Factors Affecting Current Shareholders

        While the Board of Directors has unanimously approved the Private Placement and has resolved that the Private Placement is in the best interests of the Company and its shareholders, the Company's shareholders should consider the following possible factors as well as other information contained in the Proxy Statement in evaluating this Proposal 2.

        Effect of Actual or Potential Future Conversion Below Market Price.    The Private Placement will substantially increase the number of shares of Common Stock the Company may issue below the current market price of the Common Stock. The issuance of Common Stock included in the Units and Common Stock issuable upon exercise of the Warrants could have a depressive effect on the market price of, and reduce trading activity in, the Common Stock by increasing the amount of shares of Common Stock outstanding. Such downward pressure could encourage short sales by certain investors, which could place further downward pressure on the price of the Common Stock.

        Dilution.    If the Warrants are fully exercised, the number of shares of outstanding Common Stock would increase substantially and significantly dilute the ownership interests and proportionate voting power of the existing holders of Common Stock. Adjustments to the exercise prices of the Warrants would further dilute the ownership interests and voting power of existing shareholders.

        Certain Purchasers May Become Significant Shareholders.    Certain of the purchasers may, upon purchase of Units and exercise of Warrants, become significant holders of the Company's Common Stock and, as such, will have significant voting power with respect to their shares. As a result, the purchasers may be able to affect the outcome of all matters brought before the shareholders, including a vote for the election of directors, the approval of mergers and other business combination transactions.

Principal Effects of Approval or Non-Approval

        In the event that the shareholders approve this Proposal No. 2, the Company may issue shares of Common Stock and may also issue shares of Common Stock upon the exercise of the Warrants issued in the Private Placement.

        In the event that the shareholders do not approve this Proposal No. 2, the Company will be unable to fund its operations and may have to reduce or cutback some or all of it operations which would have a negative effect in identifying and obtaining other financing. Should this happen, the Company may be forced to cease its operations..

VOTE REQUIRED FOR APPROVAL OF PROPOSAL 2

        In order for Proposal No. 2 to pass, at least a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting not excluded from such vote must vote FOR the proposal.

        The Company's Board of Directors has unanimously approved the Private Placement on the terms set forth above, and has resolved that the Private Placement is in the best interests of the Company.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        The Board of Directors recommends a vote FOR approval of Proposal No. 2. Unless authority to do so is withheld, the person (s) named in the proxy will vote the shares represented thereby FOR Proposal No. 2.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT AUDITORS

        The Audit Committee has appointed the firm of Ernst & Young LLP, independent public auditors for the Company during the 2003 Fiscal Year, to serve in the same capacity for the year ending December 31, 2004, and is asking the stockholders to ratify this appointment.

VOTE REQUIRED

        The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Ernst & Young LLP. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

        A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

        The Audit Committee has appointed Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2004.

        The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young LLP for fiscal 2003 and 2002.

	2003	2002
Audit Fees(1)	$96,000	$88,500
Audit-Related Fees(2)	—	—
Tax Fees(3)	7,500	6,500
All other Fees(4)	5,500	6,500

Total	$109,000	$101,200

(1)
Audit fees represent fees for professional services provided in connection with the audit of the Company's financial statements and review of the Company's quarterly financial statement and audit services provided in connection with other statutory or regulatory filings.

(2)
Audit-related fees consisted primarily of accounting consultations, employee benefit plan audits, services related to business acquisitions and divestitures and other attestation services.

(3)
For fiscal 2003 and 2002, respectively, tax fees principally included tax compliance fees of $7,500 and $6,500, and tax advice and tax planning fees of $0 and $0.

(4)
All other fees principally include miscellaneous consulting services.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2004.

AUDIT COMMITTEE REPORT

        The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2003, included in the Company's Annual Report on Form 10-K for that year. The Audit Committee conducts its activities pursuant to a written Charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix A.

        The Audit Committee has reviewed and discussed these audited financial statements with management of the Company.

        The Audit Committee has discussed with the Company's independent auditors, Ernst & Young LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) as amended, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

        The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") as amended, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP from the Company.

        Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors

Scott R. Pancoast Larry M. Osterink

PROPOSAL NO. 4

CORPORATE NAME CHANGE

        On April 15, 2004, the Company completed the sale (the "Asset Sale") of all assets related to its Visualization Technology business to Viking Systems, Inc. ("Viking"). The Asset Sale required approval of the Company's stockholders, which approval was obtained at a special meeting of stockholders held on April 15, 2004. One of the assets sold to Viking in the Asset Sale was all rights in the name "Vista Medical Technologies." The Company agreed to transfer these rights to Viking after closing of the Asset Sale.

        As a result of this required transfer, the Company needs to select a new corporate name. The Board of Directors currently intends to change the corporate name to "Vista Health Systems, Inc." However, a complete analysis of this name has not been completed. As a result, we request that the stockholders authorize changing the corporate name to "Vista Health Systems, Inc." and, further, that the stockholders authorize the Board of Directors to adopt a name change for the Company to such name and at such time as the Board of Directors may determine to be in our interest. A change of our corporate name requires approval of the stockholders pursuant to our charter documents and applicable law. If approved by the stockholders, this authorization will continue until and unless subsequently revoked by stockholder action.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        The Board of Directors recommends that the stockholders vote FOR the approval of the Company's name change to Vista Health Systems, Inc.

OWNERSHIP OF SECURITIES

        The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of March 31, 2004, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company's Common Stock, (ii) each director and nominee for director, (iii) the executive officers named in the Summary Compensation Table of the Executive Compensation and Related Information section of this Proxy Statement and (iv) all current directors and executive officers as a group.

        Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable. Share ownership in each case includes shares issuable upon exercise of certain outstanding options as described in the footnotes below. The address for those individuals for which an address is not otherwise indicated is: 2101 Faraday Avenue, Carlsbad, California 92008.

Name and Address of Beneficial Owner	Number of Shares	Percentage Beneficially Owned(1)
Funds advised by Domain Associates(2) One Palmer Square Princeton, NJ 08542	1,050,525	17.5%
SBIC Partners, L.P.(4) 201 Main Street, Suite 2302 Fort Worth, TX 76102	822,194	13.7%
Vectra Partners LLC	631,579	10.5%
James C. Blair(3)	1,057,921	17.6%
Scott R. Pancoast(5)	635,017	10.5%
Daniel J. Holland(6)	173,999	2.9%
John R. Lyon(7)	161,561	2.7%
Dr. Michael Owens(8)	13,333	*
John Kennedy(9)	58,068	*
Larry Osterink(10)	42,271	*
Stephen Gorgol(11)	43,325	*
George B. Dehuff(12)	12,222	*
All directors and executive officers as a group (9 persons)(13)	2,203,757	36.7%

*
Less than 1%

(1)
Percentage of ownership is based on 5,011,251 shares of Common Stock and 1,000,000 shares of Series A Convertible Preferred Stock outstanding on March 31, 2004. Shares of Common Stock subject to stock options which are currently exercisable or will become exercisable within 60 days after March 31, 2004, are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

(2)
Includes 1,030,182 shares beneficially owned by Domain Partners III, L.P., 15,468 shares beneficially owned by DP III Associates, L.P. and 4,875 shares beneficially owned by Domain Associates L.L.C. Dr. Blair is a managing member of Domain Associates L.L.C.

(3)
Includes 7,396 shares issuable upon exercise of options exercisable within 60 days of March 31, 2004. Also includes 1,030,182 shares beneficially owned by Domain Partners III, L.P., 15,468 shares beneficially owned by DP III Associates, L.P. and 4,875 shares beneficially owned by Domain Associates L.L.C. Dr. Blair is a managing member of Domain Associates L.L.C.

(4)
Includes 1,250 shares beneficially owned by The Binkley Family Trust and 452,523 shares beneficially owned by SBIC Partners, L.P., a Texas limited partnership ("SBIC Partners"). Also includes 368,421 shares of Series A Convertible Preferred Stock acquired in a Preferred Stock financing on March 3, 2003 by SBIC Partners, L.P. SBIC Partners is the beneficial owner of all shares of the Company's Common Stock registered in its name. Forrest Binkley & Brown L.P., a Texas limited partnership ("FBB"), is the managing general partner of SBIC Partners, and Forrest Binkley & Brown Venture Co., a Texas corporation ("Venture Co."), is the sole general partner of FBB. Nicholas Binkley, a limited partner of FBB and an executive officer, director and shareholder of Venture Co., resigned as one of our directors on February 21, 2003

(5)
Includes 3,438 shares issuable upon exercise of options exercisable within 60 days of March 31, 2004. Also includes 631,579 shares of Series A Convertible Preferred Stock beneficially owned by Vectra Partners LLC.

(6)
Includes 12,271 shares issuable upon exercise of options exercisable within 60 days of March 31, 2004. Also includes 161,728 shares beneficially owned by One Liberty Fund III, L.P. Mr. Holland is a general partner of One Liberty Partners III, L.P., which is a general partner of One Liberty Fund III, L.P. Mr. Holland disclaims beneficial ownership with respect to all shares of Common Stock owned by One Liberty Fund III, L.P.

(7)
Includes 102,472 shares issuable upon exercise of options exercisable within 60 days of March 31, 2004.

(8)
Includes 13,333 shares issuable upon exercise of options exercisable within 60 days of March 31, 2004.

(9)
Includes 48,582 shares issuable upon exercise of options exercisable within 60 days of March 31, 2004.

(10)
Includes 12,271 shares issuable upon exercise of options exercisable within 60 days of March 31, 2004.

(11)
Includes 35,514 shares issuable upon exercise of options exercisable within 60 days of March 31, 2004.

(12)
Includes12,222 shares issuable upon exercise of options exercisable within 60 days of March 31, 2004.

(13)
Includes 247,499 shares issuable upon exercise of options exercisable within 60 days of March 31, 2004. See also footnotes 2, 3, 4, 5 and 6.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

        The executive officers of the Company as of March 31, 2004, are as follows:

Name	Age	Position
John R. Lyon	58	President, Chief Executive Officer and Director
John (Jed) Kennedy	46	Executive Vice President and Chief Operating Officer
Michael Owens	52	Chief Medical Officer, President of VOW Solutions, Inc., and Director
Stephen Gorgol	45	Chief Financial Officer, Vice President of Finance and Secretary

        JOHN R. LYON.    Mr. Lyon co-founded the Company in July 1993 and has served as President since July 1993, as Chief Executive Officer since December 1996 and as a director of the Company since July 1995. Prior to co-founding Vista Medical, Mr. Lyon served for three years with Cooper Companies, as President of the International Division within Cooper's Health Care Group from January 1991 through December 1992, and as President of Cooper Surgical, a manufacturer and distributor of minimally invasive surgical products, from January 1992 through January 1993. Mr. Lyon also was employed by Kaiser Aerospace in a business development role from February 1993 until Vista Medical was founded in July 1993. Mr. Lyon holds a B.A. from the University of Durham, United Kingdom.

        JED KENNEDY.    Mr. Kennedy joined Vista Medical in January 1997 as Vice President of Research and Development, was appointed Vice President/General Manager of Westborough Operations in January 2000 until being appointed Executive Vice President and Chief Operating Officer in December 2000. Prior to joining Vista, Mr. Kennedy held various positions in Manufacturing, Quality Engineering and Product Development at Smith & Nephew Endoscopy from 1984 through January 1997. From 1996 through January 1997 he was the Group Director of Product Development responsible for managing all Divisional Product Development activities. From 1993 through 1996, Mr. Kennedy was Director, Research and Development responsible for the management of four technology product development groups. Prior to 1984, he held various engineering positions at Honeywell's Electro-Optics and Avionics divisions. Mr. Kennedy received a BS Manufacturing Engineering from Boston University in 1979.

        STEPHEN A. GORGOL.    Mr. Gorgol joined Vista Medical in February 1997 and served as Director of Finance and Administration until December 2000 when he was appointed Vice President of Finance and Chief Financial Officer. Prior to joining Vista, Mr. Gorgol served as Corporate Controller of Voicetek Corporation, a telecommunications company, from 1991 through August 1996. Mr. Gorgol received a BS in Accounting from Plymouth State College in 1980.

        MICHAEL H. OWENS.    Dr. Owens joined Vista Medical in September 2003 as President of VOW Solutions Inc. (a wholly owned subsidiary of Vista Medical). Dr. Owens is a physician executive with over 20 years of executive healthcare, managed care, physician practice management, marketing and strategic planning experience, as well as 15 years of clinical practice experience. Prior to joining Vista, Dr. Owens was President of Imhotep Health Systems, Inc., a healthcare and managed care consulting firm specializing in strategic business and clinical resource planning and implementation. His previous experience includes senior management roles with CIGNA HealthCare, the Watts Health Foundation and the U.S. Public Health Service. His professional certifications and memberships include Fellow, American College of Physician Executives; Diplomat, American College of Physician Executives; Diplomat, American Board of Quality Assurance and Utilization Review; and, Diplomat, American Board of Internal Medicine. He earned his MD degree from Yale University School of Medicine, his MPH in Hospital Administration from Yale University School of Public Health and his AB degree Cum Laude with a major in Chemistry from Bowdoin College, Brunswick, ME. Dr. Owens completed his Hospital Administration Residency at Montefiore Hospital, in Bronx, NY, and his Internal Medicine Residency at the University of Washington in Seattle.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

        The following table provides summary information concerning the compensation earned by the Company's Chief Executive Officer and each of the three other most highly compensated executive officers of the Company, who earned more than $100,000 for services rendered in all capacities to the Company for the fiscal year ended December 31, 2003. No executive officers who would have otherwise been included in such table on the basis of salary and bonus earned for the 2003 fiscal year has been excluded by reason of his or her termination of employment or change in executive status during that year. The listed individuals shall be hereinafter referred to as the "Named Executive Officers" in this Proxy Statement.

SUMMARY COMPENSATION TABLE(1)

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary(1)(2)	Bonus	Securities Underlying Options/SARS (#)	All Other Compensation
John R. Lyon President, Chief Executive Officer and Director	2001 2002 2003	$208,200 214,446 214,446	10,000 — 45,000	— 35,000 —	— — —
John (Jed) Kennedy Executive Vice President and Chief Operating Officer	2001 2002 2003	190,000 195,700 195,700	10,000 — —	— 25,000 —	— — —
Stephen A. Gorgol Chief Financial Officer, Vice President of Finance and Secretary	2001 2002 2003	120,000 138,000 138,000	10,000 — —	20,000 — 10,000	— — —

(1)
Includes amounts deferred pursuant to the Company's 401(k) Plan.

(2)
In September 2003, Dr. Michael Owens was brought on board as President of VOW Solutions, Inc., and earns over $100,000 per year.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

        The following table sets forth information concerning stock option grants made to each of the Named Executive Officers for the 2003 Fiscal Year, and the potential realizable value of those grants (on a pre-tax basis) determined in accordance with SEC rules. The information in this table shows how much the named executive officers may eventually realize in future dollars under two hypothetical situations: if the price of the common stock increases 5% or 10% in value per year, compounded over the life of the options. These amounts represent assumed rates of appreciation, and are not intended to forecast future appreciation of the common stock.

        The Company granted no stock appreciation rights ("SARs") to Named Executive Officers during 2003.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name	Number of Securities Underlying Options Granted(3)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share(1)	Expiration Date	5%	10%
John R. Lyon	—	—	—
John (Jed)Kennedy	—	—
Dr. Michael Owens	60,000	32%	$1.84	09/08/2013	$69,430	$175,949
Stephen A. Gorgol	—	—

(1)
The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock on the dates the respective options were granted as determined by the Board in accordance with certain provisions of the 1997 Stock Option/Stock Issuance Plan based on the closing selling price per share of a share of Common Stock on the date in question as reported by the Nasdaq SmallCap Market. The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date or may be paid with the proceeds from a same-day sale of the purchased shares. The Company also has authority to finance the optionee's exercise of the option by loaning such individual on a full-recourse basis sufficient funds to cover the exercise price for the purchased shares, together with any federal and state withholding tax liability incurred by the optionee in connection with the option purchase.

(2)
The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Commission. The price used for computing this appreciation is the exercise price of the options. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% or 10% levels or at any other defined level.

(3)
Each of the options granted have a maximum term of ten years measured from the applicable grant date, subject to earlier termination in the event of the optionee's cessation of service with the Company. Each of the options granted will become exercisable in equal monthly installments over the next 36 months of service thereafter. However, each of the options will immediately become exercisable for all of the option shares in the event the Company is acquired by a merger or asset sale, unless the options are assumed by the acquiring entity, or in the event there is a hostile change in control or ownership of the Company. The grant date for the options granted to the Executive Officers is September 8, 2003.

OPTION EXERCISES AND HOLDINGS

        The following table provides information concerning option exercises during 2003 by the Named Executive Officers and the value of unexercised options held by each of the Named Executive Officers as of December 31, 2003. No SARs were exercised during 2003 or outstanding as of December 31, 2003.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-The-Money Options At December 31, 2003(3)
Name	Shares Acquired on Exercise (#)	Value Realized(1)
			Exercisable(2)	Unexercisable	Exercisable(2)	Unexercisable
John R. Lyon	—	—	96,568	17,431	$22,888	$0
John (Jed) Kennedy	—	—	43,714	14,286	0	0
Dr. Michael Owens	—	—	5,000	55,000	0	0
Stephen A. Gorgol	—	—	30,861	16,639	0	0

(1)
"Value realized" is calculated on the basis of the fair market value of the Common Stock on the date of exercise minus the exercise price and does not necessarily indicate that the optionee sold such stock.

(2)
The options are immediately exercisable; however, any shares purchased upon exercise may be subject to rights of repurchase on the part of the Company which lapse at various times over the next five years.

(3)
"Value" is defined as fair market price of the Common Stock at fiscal year-end ($1.19) less exercise price.

Equity Compensation Plan Information

        The following table contains aggregated information regarding our equity compensation plans as of December 31, 2003.

Plan Category(1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted average exercise price of outstanding options, warrants and rights ($)/sh.	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	839,078	$3.62	146,537
Equity compensation plans not approved by security holders	None	None	None
Total	839,078	$3.62	146,537

(1)
Equity compensation plans approved by our security holders include our 1997 Stock Option/Stock Issuance Plan and our 1997 Employee Stock Purchase Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee of the Company's Board of Directors currently consists of Dr. Blair and Mr. DeHuff. Neither of these individuals was an officer or employee of the Company at any time during the 2003 Fiscal Year or at any other time. Mr. Lyon, the Company's President and Chief Executive Officer, participated in the deliberations of the Compensation Committee regarding executive compensation that occurred during 2003, but did not take part in the deliberations regarding his own compensation.

        No current executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

INDEMNIFICATION AGREEMENTS

        We have entered into indemnification agreements with our directors and executive officers. Such agreements require us, among other things, to indemnify our officers and directors, other than for liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified.

EMPLOYMENT ARRANGEMENTS AND CHANGE IN CONTROL AGREEMENTS

        Pursuant to an agreement entered into on December 28, 1998, the Company has agreed to continue to pay Mr. Lyon his salary, and to continue to provide certain health care benefits, for a period of twelve (12) months in the event of his involuntary termination following a change in control of the Company.

        Pursuant to an agreement entered into on January 29, 2003, the Company has agreed to continue to pay Mr. Gorgol and Mr. Kennedy their salary, and to continue to provide health care benefits, for a period of (6) months in the event of their involuntary termination following a change in control of the Company. The sale of the Visualization Technology business in April 2004 could result in the envoking of these agreements with Mr. Gorgol and Mr. Kennedy.

        Fifty percent of certain unvested shares subject to options outstanding to the Company's executive officers will immediately vest if the Company is acquired by a merger or asset sale, unless the Company's repurchase rights with respect to those shares are transferred to the acquiring entity. The other fifty percent of these shares vest if the employee is terminated without cause within two years of the merger or asset sale.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee is comprised of Dr. James Blair and Mr. George DeHuff. It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee also has the sole and exclusive authority to make discretionary option grants to the Company's executive officers under the Company's 1997 Stock Option/Stock Issuance Plan.

        The Compensation Committee believes that the compensation programs for the Company's executive officers should reflect the Company's performance and the value created for the Company's stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company's success. The Company is engaged in a very competitive industry, and the Company's success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

        GENERAL COMPENSATION POLICY.    The Compensation Committee's policy is to provide the Company's executive officers with compensation opportunities which are based upon their personal performance, the financial performance of the Company and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance; (ii) annual variable performance awards payable in cash and tied to the Company's achievement of performance goals and (iii) long-term stock- based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders.

        FACTORS.    The principal factors that were taken into account in establishing each executive officer's compensation package for the 2003 fiscal year are described below. However, the Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

        BASE SALARY.    In setting base salaries, the Compensation Committee reviewed published compensation survey data for its industry. The Committee also identified a group of companies for comparative compensation purposes for which it reviewed detailed compensation data incorporated into their proxy statements. The base salary for each officer reflects the salary levels for comparable positions in the published surveys and the comparative group of companies, as well as the individual's personal performance and internal alignment considerations. Each executive officer's base salary is adjusted each year on the basis of (i) the Compensation Committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. The Company's performance and profitability may also be a factor in determining the base salaries of executive officers.

        ANNUAL INCENTIVES.    Annual incentives in the form of cash bonuses are awarded by the Compensation Committee based upon its evaluation of the performance of each executive officer and the achievement of the Company's performance goals during the year which included revenue growth, operating income, earnings per share and product commercialization. In 2003, there were no annual incentive compensation awards made to the Named Executive Officers.

        LONG TERM INCENTIVES.    Generally, stock option grants are made annually by the Compensation Committee to each of the Company's executive officers. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). Each option becomes exercisable in a series of installments over a five-year period, contingent upon the officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term.

        The size of the option grant to each executive officer, including the Chief Executive Officer, is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

        CEO COMPENSATION.    In setting the total compensation payable to Mr. Lyon, the Company's President and CEO for the 2003 fiscal year, the Compensation Committee sought to make that compensation competitive with the compensation paid to the chief executive officers of the companies in the surveyed group, while at the same time assuring that a significant percentage of compensation was tied to Company performance and achievement of its goals.

        The Compensation Committee did not adjust Mr. Lyon's base salary for the 2003 fiscal year over the 2002 fiscal year level. Mr. Lyon did not receive an incentive bonus during 2002.

        COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m).    The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless compensation is performance based. Since the targeted cash compensation of each of the named executive officers is well below the $1 million threshold and the Compensation Committee believes that any options granted under the Company's stock option plan will meet the requirement of being performance based under the transition provisions provided in the regulations under Section 162(m), the Compensation Committee believes that Section 162(m) will not reduce the tax deduction available to the Company. The Company's policy is to qualify to the extent reasonable its executive officers' compensation for deductibility under applicable tax laws.

        It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

        Submitted by the Compensation Committee of the Company's Board of Directors.

Dr. James C. Blair Mr. George DeHuff

STOCK PERFORMANCE GRAPH

        The graph depicted below shows a comparison of cumulative total stockholder returns for the Company, the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Stock Market—U.S. Index") and the Nasdaq Medical Device Manufacturer Index. The graph covers the period from December 31, 1998 to December 31, 2003. The total return for the Company's Common Stock and each index assumes that $100 was invested on December 31, 1997 and that all dividends were reinvested, although dividends have not been declared on the Company's Common Stock. The stockholder return shown on the graph below is not necessarily indicative of future performance and the Company will not make or endorse any predictions as to future stockholder returns.

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, Audit Committee Charter, reference to the independence of the Audit Committee members and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the company under those statutes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        All of the Company's officers are employed by the Company at will.

        The Company's Second Restated Certificate of Incorporation eliminates, subject to certain exceptions, directors' personal liability to the Company or its stockholders for monetary damages for breaches of fiduciary duties. The Second Restated Certificate of Incorporation does not, however, eliminate or limit the personal liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (iv) any transaction from which the director derived an improper personal benefit.

        The Company's Restated Bylaws provide that the Company shall indemnify its directors and executive officers to the fullest extent permitted under the Delaware General Corporation Law and may indemnify its other officers, employees and other agents as set forth in the Delaware General Corporation Law. In addition, the Company has entered into indemnification agreements with its directors and officers. The indemnification agreements contain provisions that require the Company, among other things, to indemnify its directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as directors or executive officers of the Company or other entities to which they provide service at the request of the Company and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. The Company believes that these provisions and agreements are necessary to attract and retain qualified directors and officers. The Company has obtained an insurance policy covering directors and officers for claims that such directors and officers may otherwise be required to pay or for which the Company is required to indemnify them, subject to certain exclusions.

        As of the date of this Proxy Statement, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought, nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

SECTION 16(a) BENEFICAL OWNERSHIP REPORITNG COMPLIANCE

        The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based on a review of the copies of such reports furnished to the Company, or representations regarding the necessity to file such reports, the Company has identified the following failures to file reports: George DeHuff with 4 late reports and transactions, Stephen Gorgol with 6 late reports and filings, John Lyon with 2 late reports and filings, Larry Osterink with 4 late filings and reports, Michael Owens with 1 late report and filing and Scott Pancoast with 1 late report and filing. The Company has been informed that all such reports have now been filed and each individual has undertaken a policy of future compliance.

STOCKHOLDERS SHARING THE SAME ADDRESS

        In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record (a "street-name stockholder") and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as "householding," is intended to reduce the Company's printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or accompanying Annual Report to Stockholders may request a copy by contacting the bank, broker or other holder of record, or the Company by telephone at: (760) 603-9120 The voting instruction sent to a street-name stockholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact the Company as indicated above

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

        The Company's Restated Bylaws provide that advance notice of a stockholder's proposal must be delivered to or mailed and received by the Secretary of the Company at the Company's principal executive offices not later than one hundred twenty (120)days prior to the anniversary of the mailing date of the proxy materials for the previous year's annual meeting. However, the Restated Bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than 30 days from the date contemplated at the time of the previous year's proxy statement, this advance notice must be received a reasonable time before the solicitation is made. Each stockholder's notice must contain the following information as to each matter the stockholder proposes to bring before the annual meeting: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and appropriate biographical information and a statement as to the qualification of the nominee; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

        A copy of the full text of the provisions of the Company's Restated Bylaws dealing with stockholder nominations and proposals is available to stockholders from the Secretary of the Company upon written request.

        Under the rules of the Securities and Exchange Commission, stockholders who wish to submit proposals for inclusion in the Proxy Statement of the Board of Directors for the 2005 Annual Meeting of Stockholders must submit such proposals so as to be received by the Company at 2101 Faraday Avenue, Carlsbad, California, 92008, on or before December 31, 2004. In addition, if the Company is not notified by December 31, 2004 of a proposal to be brought before the 2005 Annual Meeting by a stockholder, then proxies held by management may provide the discretion to vote against such proposal even though it is not discussed in the proxy statement for such meeting

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

        Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2005 Annual Meeting must be received no later than December 31, 2004, in order that they may be included in the proxy statement and form of proxy relating to that meeting and must meet all other requirements specified in our Restated Bylaws.

ANNUAL REPORT

        A copy of the Annual Report of the Company for the 2003 Fiscal Year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

        THE COMPANY FILED AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION ON OR ABOUT MARCH 31, 2004. STOCKHOLDERS MAY OBTAIN A COPY OF THIS REPORT, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS, WITHOUT CHARGE, BY WRITING TO STEPHEN A. GORGOL, CHIEF FINANCIAL OFFICER AND VICE PRESIDENT OF FINANCE OF THE COMPANY, AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES LOCATED AT 2101 FARADAY AVENUE, CARLSBAD, CALIFORNIA 92008.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

THE BOARD OF DIRECTORS OF VISTA MEDICAL TECHNOLOGIES, INC.

Dated: May 7, 2004

APPENDIX A

AUDIT COMMITTEE CHARTER
Adopted by the Board of Directors of Vista Medical Technologies, Inc.

Purpose

        The purpose of the Audit Committee (the "Committee") of the board of directors (the "Board") of Vista Medical Technologies, Inc. (the "Company") is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The Committee is not responsible, however, for planning or conducting audits, or determining whether the Company's financial statements are complete and accurate or in accordance with generally accepted accounting principles. Nothing in this charter is intended to preclude or impair the protection provided in Section 141(e) of the Delaware General Corporation Law for good faith reliance by members of the Committee on reports or other information provided by others.

Composition

        The Committee shall be composed of three or more directors, as determined by the Board, each of whom shall be "independent", as that term is defined in Section 10A(m) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Rules and Regulations (the "Regulations") of the Securities and Exchange Commission (the "Commission") under the Exchange Act, and shall meet the independence and financial literacy requirements of Nasdaq. At least one member of the Committee shall be an "audit committee financial expert", as that term is defined in the Regulations, and shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Responsibilities

        The Committee is charged by the Board with the responsibility to:

        Appoint and provide for the compensation of the Company's independent auditor, oversee the work of the independent auditor (including resolution of any disagreements between management and the independent auditor regarding financial reporting), evaluate the performance of the independent auditor and, if so determined by the Committee, replace the independent auditor; it being acknowledged that the independent auditor is ultimately accountable to the Board and the Committee, as representatives of the stockholders.

        Ensure the receipt of, and evaluate the written disclosures and the letter that the independent auditor submits to the Committee regarding the auditor's independence in accordance with Independence Standards Board Standard No. 1, discuss such reports with the auditor, oversee the independence of the independent auditor and, if so determined by the Committee in response to such reports, take appropriate action to address issues raised by such evaluation.

        Discuss with the independent auditor the matters required to be discussed by SAS 61, as it may be modified or supplemented.

        Instruct the independent auditor and the internal auditor, if any, to advise the Committee if there are any subjects that require special attention.

        Instruct the independent auditor to report to the Committee on all critical accounting policies of the Company, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the auditors, and other material written communication between the auditors and management.

        Meet with management and the independent auditor to discuss the annual financial statements and the report of the independent auditor thereon, and to discuss significant issues encountered in the course of the audit work, including: restrictions on the scope of activities; access to required information; the adequacy of internal financial controls; the adequacy of the disclosure of off-balance sheet transactions, arrangements, obligations and relationships in reports filed with the Commission; and the appropriateness of the presentation of any non-GAAP financial measures (as defined in the Regulations) included in any report filed with the Commission or in any public disclosure or release.

        Review the management letter delivered by the independent auditor in connection with the audit.

        Following such review and discussions, if so determined by the Committee, recommend to the Board that the annual financial statements be included in the Company's annual report.

        Meet quarterly with management and the independent auditor to discuss the quarterly financial statements prior to the filing of the Form 10-Q; provided that this responsibility may be delegated to a member of the Committee who is a financial expert.

        Meet at least once each year in separate executive sessions with management, the internal auditor, if any, and the independent auditor to discuss matters that any of them or the Committee believes could significantly affect the financial statements and should be discussed privately.

        Review significant changes to the Company's accounting principles and practices proposed by the independent auditor, the internal auditor, if any, or management.

        Review the scope and results of internal audits, if any.

        Evaluate the performance of the internal auditor, if any, and, if so determined by the Committee, recommend replacement of the internal auditor.

        Conduct or authorize such inquiries into matters within the Committee's scope of responsibility as the Committee deems appropriate.

        Provide minutes of Committee meetings to the Board, and report to the Board on any significant matters arising from the Committee's work.

        At least annually, review and reassess this Charter and, if appropriate, recommend changes to the Board.

        Prepare the Committee report required by the Regulations to be included in the Company's annual proxy statement.

        Establish a procedure for receipt, retention and treatment of any complaints received by the Company about its accounting, internal accounting controls or auditing matters and for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

        Approve, in accordance with Sections 10A(h) and (i) of the Exchange Act and the Regulations, all professional services, to be provided to the Company by its independent auditor, provided that the Committee shall not approve any non-audit services proscribed by Section 10A(g) of the Exchange Act in the absence of an applicable exemption. The Committee may adopt policies and procedures for the approval of such services which may include delegation of authority to a designated member or members of the Committee to approve such services so long as any such approvals are disclosed to the full Committee at its next scheduled meeting.

        Review and approve all related party transactions.

Authority

        By adopting this Charter, the Board delegates to the Committee full authority in its sole discretion to:

        Perform each of the responsibilities of the Committee described above.

        Appoint a chair of the Committee, unless a chair is designated by the Board.

        Engage independent counsel and other advisers as the Committee determines necessary to carry out its responsibilities.

        Cause the officers of the corporation to provide such funding as the Committee shall determine to be appropriate for payment of compensation to the Company's independent auditor and any legal counsel or other advisers engaged by the Committee.

QuickLinks

PURPOSE OF THE MEETING
VOTING RIGHTS AND SOLICITATION
BOARD OF DIRECTORS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 AUTHORIZATION AND APPROVAL OF THE ISSUANCE OF COMMON STOCK REPRESENTING MORE THAN 20% OF THE COMPANY'S OUTSTANDING SHARES
PROPOSAL NO. 3 RATIFICATION OF INDEPENDENT AUDITORS
AUDIT COMMITTEE REPORT
PROPOSAL NO. 4 CORPORATE NAME CHANGE
EXECUTIVE OFFICERS AND KEY EMPLOYEES
EXECUTIVE COMPENSATION AND OTHER INFORMATION
SECTION 16(a) BENEFICAL OWNERSHIP REPORITNG COMPLIANCE
STOCKHOLDERS SHARING THE SAME ADDRESS
STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
ANNUAL REPORT
OTHER MATTERS
APPENDIX A AUDIT COMMITTEE CHARTER Adopted by the Board of Directors of Vista Medical Technologies, Inc.